EXHIBIT 16.1

October 26, 2018

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Commissioners:

We have read Item 4.01 of Form 8-K dated on October 22, 2018 of Renovacare, Inc. and are in agreement with the statements contained therein concerning our firm.

/s/ PETERSON SULLIVAN LLP